UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 21, 2009

____________________

TIAA REAL ESTATE ACCOUNT

(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-158136

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

The Investment Committee of the Board of Trustees of Teachers Insurance and Annuity Association of America has approved a modification to the investment guidelines of the TIAA Real Estate Account (the “Account” or the “Registrant”) with respect to the Account’s leverage, effective November 1, 2009.

The Account’s current investment guidelines, which remain in place until November 1, 2009, provide that the Account may not incur indebtedness such that the ratio of the Account’s outstanding debt to the Account’s total net asset value (a “debt to equity ratio”) exceeds 30%, measured at the time of incurrence. As of August 18, 2009, the aggregate principal amount of the Account’s outstanding debt (including the Account’s share of debt on its joint venture investments) was approximately $4.0 billion and the Account’s debt to equity ratio was approximately 42.5%. As a result, the Account has not incurred or refinanced, nor has the Account been able to incur or refinance, any indebtedness on its properties since the fourth quarter of 2008 (prior to when the Account reached the 30% limit), due to the recent decline in the value of the Account’s real property investments.

Under the new investment guidelines:

•	the Account will maintain outstanding debt in an aggregate principal amount not to exceed the principal amount of debt outstanding as of the date of this report (approximately $4.0 billion);

•

subject to this $4.0 billion limitation, the Account may incur and/or maintain debt on its properties (including refinancing outstanding debt, assuming debt on the Account’s properties, extending the maturity date of outstanding debt and/or incurring new debt on its properties) based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value (a “loan to value ratio”); and

•

management intends to attain a loan to value ratio of 30% or less by December 31, 2011 and thereafter intends to maintain it at or below 30% (measured at the time of incurrence and after giving effect thereto).

As of August 18, 2009, the Account’s loan to value ratio was approximately 31.3%.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this report are forward-looking statements. All forward-looking statements speak only as of the date of this report. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on, among other things, current expectations, estimates and projections about the real estate industry, markets in which the Account operates, general economic conditions, the availability of financing (on favorable terms or at all) and the strength of the capital and credit markets. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are set forth in the Account’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Account’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, which may cause the actual results, achievements or transactions of the Account to differ from management’s current expectations. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control and which could cause actual results to differ materially from those contained in any forward-looking statement. Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date of this report. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: August 21, 2009	By:	/s/ Stewart P. Greene
Stewart P. Greene
Vice President and Associate General Counsel